                                                                   EXHIBIT 10.18


                           ASSET PURCHASE AGREEMENT

                                 by and among

                               ALLSCRIPTS, INC.

                                      and

                              SHOPPING@HOME, INC.

                                 GLEN TULLMAN,

                                  LEE SHAPIRO,

                                 STANLEY CRANE

                                      and

                                JOSEPH E. CAREY


                           Dated as of June 30, 1999

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is entered into as of June 30, 1999, by and among ALLSCRIPTS, INC., an Illinois corporation ("Buyer"), SHOPPING@HOME, INC., a Delaware corporation ("Seller"), GLEN TULLMAN, LEE SHAPIRO, STANLEY CRANE and JOSEPH E. CAREY (collectively the "Shareholders"). The Buyers, the Seller and the Shareholders are referred to collectively herein as the "Parties".

                                    RECITALS
                                    --------

     A. Seller, which is engaged in the business of providing Internet shopping services (the "Business"), owns certain assets used in the conduct of the Business.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of such assets of the Business upon the terms and subject to the conditions of this Agreement.

     C. The Shareholders are the sole record and beneficial holders of the capital stock of Seller and, as such, will benefit from any benefits to be received by Seller pursuant to this Agreement.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the mutual covenants, representations and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

     1.1. Certain Defined Terms. As used herein, the terms below shall have the
          ---------------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Assets" shall mean all of Seller's right, title and interest in and to the properties, assets and rights of any kind, whether tangible or intangible, real or personal, that are used or held for use in the Business, including Seller's right, title and interest in the name "Shopping@Home", but excluding therefrom
(i) the originals of Seller's minute books, stock books and tax returns, and
(ii) this Agreement and Seller's rights thereunder.

     "Books and Records" shall mean (a) all records and lists of the Business,
(b) all product, business and marketing plans of the Business, and (c) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Business.

     "Closing Date" shall mean the date hereof, or such other date as the Parties may determine.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Contract" shall mean any agreement, contract, purchase order, license, lease (whether for real or personal property) or commitment (other than commitments evidencing indebtedness), whether oral or written, of the Business.

     "Disclosure Schedule" shall mean the schedules executed and delivered by Seller to Buyer which set forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any schedule designated by a letter or number is a reference to the schedule designated by such letter or number which is included in the Disclosure Schedule.

     "Encumbrance" shall mean any claim, lien, option, pledge, charge, mortgage, security interest, right of first refusal or offer or other restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, vehicles, supplies, equipment and other tangible personal property of the Business .

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Liabilities" shall mean all of Seller's obligations or liabilities of any kind.

     "Material Adverse Effect" or "Material Adverse Change" shall mean any effect or change in the condition (financial or otherwise), business, results of operations, Assets, Liabilities or operations of the Business that is materially adverse to the condition (financial or otherwise), business, results of operations, Assets, Liabilities or operations of the Business or to the ability of Seller to consummate the transactions contemplated hereby.

     "Permitted Encumbrances" shall mean (i) materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, provided that Seller shall remain liable for any liability or obligation secured by any such lien to the extent incurred on or prior to the Closing, (ii) liens for current taxes or special assessments not yet due or any taxes being contested in good faith by appropriate proceedings, provided that Seller shall remain liable for all such Taxes and special assessments for all periods ending on or prior to the Closing or which arise in connection with the transactions contemplated hereby, (iii) liens that are immaterial in character, amount and extent, and which do not detract from the marketability or value or interfere with the present or proposed use of the properties they affect and which have not arisen in connection with the borrowing of money, (iv) easements, rights of way, encroachments, restrictions or similar conditions affecting or burdening the Assets which individually or in the aggregate do not detract materially from the marketability, use or value of the Assets, and (v) purchase money liens and liens securing rental payments under capital lease arrangements assumed hereunder.

     "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary for the operation of the Business and all other rights and privileges necessary to allow Seller to own and operate the Business without any violation of law.

     "Tax" shall mean any federal, state, local, foreign or other tax, including without limitation income, capital gains, estimated income, business, occupation, gross receipts, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith (whether payable directly or by withholding and whether or not requiring the filing of a Tax return), and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or having a contractual obligation to indemnify any person or other entity.

     1.2. Other Defined Terms. The following terms shall have the meanings
          -------------------
defined for such terms in the Sections set forth below:

         Term                                    Section
         ----                                    -------
       "Actions"                                   4.6
       "Buyer"                                   Preamble
       "Claim"                                    10.2(c)
       "Claim Notice"                             10.2(c)
       "Closing"                                   3.1
       "Damages"                                  10.2(a)
       "Excluded Liabilities"                      2.3
       "Indemnified Party"                        10.2(c)
       "Indemnifying Party"                       10.2(c)
       "Parties"                                 Preamble
       "Promissory Note"                           2.4
       "Proprietary Rights"                        4.9
       "Purchase Price"                            2.4
       "Related Parties"                          10.2(a)
       "Seller"                                  Preamble
       "Shareholders"                            Preamble
       "Year 2000 Problem"                        4.12

                                  ARTICLE II.
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     2.1. Transfer of Assets. Upon the terms and subject to the conditions
          ------------------
contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

     2.2. Assumption of Liabilities. Upon the terms and subject to the
          -------------------------
conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, obligations and liabilities of Seller (the "Assumed Liabilities"):

          (i) the performance obligations of Seller required to be performed after the Closing Date under the Contracts listed on Schedule
                                                                      --------
                 4.4(a) of the Disclosure Schedule as being assumed, excluding
                 ------
                 any obligations of Seller under such Contracts (x) which are the result of either Seller's violation or breach thereof or
                 (y) the existence of which would constitute an inaccuracy in or breach of any of Seller's representations or warranties made in this Agreement, as if made on and as of the Closing Date;

          (ii)   the accounts payable set forth on Schedule 2.2(ii) hereto; and
                                                   ----------------

          (iii) all liabilities resulting from third-party infringement claims with respect to Buyer's use of the Proprietary Rights (as defined herein).

     2.3. No Assumption of Liabilities. Except for the Assumed Liabilities
          ----------------------------
expressly specified in Section 2.2, Buyer shall not assume or become liable or otherwise responsible for the payment or performance of any Liabilities of Seller of any nature whatsoever, whether accrued or unaccrued, known or unknown, actual or contingent, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"). Seller hereby acknowledges that it is retaining the Excluded Liabilities and Seller agrees to pay, discharge and perform all such liabilities and obligations promptly when due, except where Seller in good faith disputes that a liability or obligation is due.

     2.4. Purchase Price. The aggregate purchase price for the Assets and the
          --------------
covenant-not-to-compete in Section 7.3 shall be $650,000 (the "Purchase Price"). At the Closing, upon the terms and subject to the conditions set forth herein, in full payment of the Purchase Price, Buyer shall deliver to Seller a Promissory Note in a principal amount equal to the Purchase Price (the "Promissory Note"). The Promissory Note shall be substantially in the form of
Schedule 2.4 hereto.
------------

     2.5. Closing Costs; Transfer Taxes and Fees. Notwithstanding any other
          --------------------------------------
provision herein, any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto shall be borne by the party legally required to pay such taxes. The fees and costs of recording or filing all applicable conveyancing instruments, if any, described in Section 3.2(a) shall be borne equally by Buyer, on one hand, and Seller, on the other.

                                  ARTICLE III.
                                    CLOSING
                                    -------
     3.1. Closing. The closing of the transactions contemplated herein (the
          -------
"Closing") shall be at 10:00 a.m. local time on the Closing Date at the offices of Gardner, Carton & Douglas, 321 N. Clark Street, Suite 3400, Chicago, Illinois 60610, or such other time or place as the Parties hereto may mutually determine, and shall be effective as of the close of business on the Closing Date.

     3.2. Deliveries and Actions Taken at Closing.
          ---------------------------------------

     (a)  Deliveries by Seller. To effect the sale and transfer referred to in
          --------------------
Section 2.1 hereof, Seller will, at the Closing, deliver to Buyer one or more of the following:

          (i) good and sufficient bills of sale, assignments and other instruments of transfer to convey to Buyer good and merchantable title to the Assets, free and clear of all Encumbrances of any kind, except the Permitted Encumbrances;

          (ii) instruments evidencing the release of all Encumbrances on the Assets, other than Permitted Encumbrances;

          (iii) a copy of Seller's Articles of Incorporation certified by the Secretary of State of Delaware, together with a good standing certificate issued by the Secretary of State of Delaware;

          (iv) a copy of Seller's corporate bylaws certified by the secretary of Seller as of the Closing Date;

          (v) copies of the resolutions and other requisite corporate actions of Seller, authorizing the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered pursuant to this Agreement, and the consummation by Seller of the transactions contemplated hereby and thereby, which copies have been certified by the secretary of Seller as of the Closing Date; and

          (vi) such other documents and instruments, including the certificate referred to in Section 9.1, as Buyer or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     (b)  Deliveries by Buyer. To effect the sale and transfer referred to in
          -------------------
Section 2.1 hereof, Buyer will, at the Closing, deliver to Seller:

          (i)    the Promissory Note; and

          (ii) such other documents and instruments, including the certificate referred to in Section 8.1 hereof, as Seller or the Shareholders or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     (c)  Form of Instruments. To the extent that a form of any document to be
          -------------------
delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the Parties.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
     Seller and each Shareholder hereby, severally and jointly, represent to
Buyer:

     4.1. Organization and Qualification of Seller. Seller is a corporation duly
          ----------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to operate the Business as it is presently being operated and Seller is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where failure to be so qualified or in good standing is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Shareholders are the sole record and beneficial holders of the capital stock of Seller.

     4.2. Authorization. Seller has all requisite corporate power and authority,
          -------------
and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors' rights generally.

     4.3. Assets. Except as set forth in Schedule 4.3 attached hereto, Seller
          ------
has good and marketable title to, or a valid leasehold interest in, all of the Assets, subject to no Encumbrance, except for Permitted Encumbrances. Schedule
                                                                      --------
4.3 contains a complete and accurate list of the Assets.
---

     4.4. Contracts and Commitments. (a) Schedule 4.4(a) contains a complete and
          -------------------------      ---------------
accurate list of all Contracts to which Seller is a party.

     (b) All of Seller's Contracts are valid obligations of Seller and, to Seller's knowledge, of the other parties thereto, and are in full force and effect. Seller has duly performed in all material respects all of its obligations under such Contracts to the extent those obligations to perform have accrued, and no material violation of, or material default or breach under, any such Contracts by Seller or, to Seller's best knowledge, any other party thereto has occurred and neither Seller nor, to Seller's best knowledge, any other party has repudiated any provisions thereof. There is no litigation pending nor, to Seller's best knowledge, threatened by any party with respect to any such Contract. Except as set forth on Schedule 4.4(b), consummation of the
                                 ---------------
transactions contemplated hereby will not violate any of Seller's Contracts and will not give any person a right to terminate or modify any rights of, or accelerate or augment any obligations of, or demand payment by, Seller pursuant to any such Contract. Except as set forth on Schedule 4.4(b), Seller has not
                                             ---------------
received written notice (or oral notice, in the case of a contract that is not in writing) of termination or non-renewal of any of its Contracts and has no knowledge that the other party thereto has a current intention to terminate or fail to renew any such Contract. The consummation of the transactions contemplated hereby will not result in any payment becoming due from Seller under any of its Contracts, nor accelerate the timing of future payments or increase the amount of any such future payments.

     4.5. No Conflict or Violation. Except as set forth on Schedule 4.5, none of
          ------------------------                         ------------
Seller's execution, delivery or performance of this Agreement, consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or increase the amount payable by Seller under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract or Permit (i) to which Seller is a party or (ii) by which the Assets are bound, or
(c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award.

     4.6.  Litigation. Except as disclosed in Schedule 4.6 attached hereto,
           ----------                         ------------
there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitration action, governmental audit or investigation (collectively, "Actions") (a) pending, or to the best of Seller's knowledge, threatened against Seller or the Assets, or (b) to the best of Seller's knowledge, pending or threatened that seeks to delay, limit or enjoin the transactions contemplated by this Agreement. Seller is not in default with respect to, or subject to, any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller or the Assets.

     4.7.  Undisclosed Liabilities. To Seller's knowledge, Seller has no
           -----------------------
Liabilities of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation Tax Liabilities due or to become due, except as set forth on Schedule 4.7 or Schedule 2.2(ii).
                                             ------------    ----------------

     4.8.  Compliance with Law. Seller has not violated and is in compliance
           -------------------
with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except where such violation or lack of compliance is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Seller has not received any notice to the effect that, or otherwise been advised that, Seller is not in such compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and Seller has no knowledge that any existing circumstances are likely to result in such violations of any of the foregoing.

     4.9.  Proprietary Rights. Schedule 4.9 lists all of Seller's (i) domestic
           ------------------  ------------
and foreign trademarks and servicemarks, trade names, brand names, fictitious names and assumed names, and all registrations and pending applications for registrations therefor, (ii) patents and copyrights and all pending applications therefor, and (iii) other material licenses and other proprietary rights, including, without limitation, proprietary software, (other than licenses with respect to "off-the-shelf" software) (collectively, "Proprietary Rights"). Except as set forth on Schedule 4.9, all Proprietary Rights are either (i) owned
                       ------------
by Seller and Seller has the sole and exclusive power and authority to use, sell, transfer, assign and license such Proprietary Rights, and has not entered into any licenses, sub-licenses or agreements related to the use by any other person of such Proprietary Rights, or (ii) subject to a valid transferable license to use such Proprietary Rights. To Seller's knowledge, Seller has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect and, to Seller's knowledge, no third party has interfered with, infringed upon, misappropriated or violated any of the Proprietary Rights in any material respect.

     4.10. Tax Matters.
           -----------

     (a)   Filing of Tax Returns. Seller has timely filed with the appropriate
           ---------------------
taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof (or timely extensions to file such returns) and will timely file any such returns (or extensions) required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. No claim has ever been made by an authority in a jurisdiction where Seller does not file tax returns that Seller, is, or may be, subject to taxation in that jurisdiction.

     (b)   Payment of Taxes. All Taxes payable by Seller, in respect of periods
           ----------------
beginning before the Closing Date, have been timely paid, or will be timely paid by Seller, or an adequate reserve has been established by Seller therefor, as set forth in the Financial Statements, and Seller has no material liability for such Taxes in excess of the amounts so paid or reserves so established. Seller has withheld and paid all such Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c)   Audits, Investigations or Claims. There are no pending or, to
           --------------------------------
Seller's best knowledge, threatened, audits, investigations or claims for or relating to any material additional liability of Seller in respect of Taxes, and there are no matters under discussion between Seller and any governmental authorities with respect thereto. Seller has not waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

     (d)   Tax Liens. There are no tax liens on any of the Assets, except for
           ---------
liens for current Taxes not yet due and payable.

     4.11. Governmental and Other Third-Party Consents. No consent or approval
           -------------------------------------------
of, notice to, waiver by or registration or filing with any governmental authority or other third party is required to be made by Seller to permit Seller to sell the Assets to Buyer, other than those set forth on Schedule 4.11.
                                                           -------------

     4.12. Year 2000 Compliance. To Seller's knowledge, the Year 2000 Problem
           --------------------
(as defined below) will not have a Material Adverse Effect. As used in this Section, "Year 2000 Problem" means the risk that Seller's proprietary software may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999, taking into account leap years, including the year 2000.

     4.13  Brokers. No person will be entitled to any brokerage commissions,
           -------
finder's fees or similar compensation arising out of or due to any act of Seller in connection with the transactions contemplated by this Agreement.

     4.14. Accuracy of Warranties. No representation or warranty by Seller or by
           ----------------------
the Shareholders with respect to Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
               --------------------------------------------------

     Each Shareholder hereby, severally and not jointly, represents and warrants to Buyer with respect to such Shareholder as follows:

     5.1.  Authority. Each Shareholder has full right, power, authority and
           ---------
capacity, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

     5.2.  Validity; No Conflict. This Agreement has been, and the documents to
           ---------------------
be delivered at Closing will be, duly executed and delivered and constitute the lawful, valid and legally binding obligations of each Shareholder, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and the application of the principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of any Shareholder and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of any note, bond, indenture, contract, agreement, permit, license or other instrument to which such Shareholder is a party, including but not limited to (a) any material contract to which such Shareholder is bound, (b) any order, writ, injunction, decree or judgment of any court or governmental agency, or (c) any law, rule or regulation applicable to such Shareholder.

     5.3. Investment Intent.
          -----------------

     (a) Any securities of Buyer being acquired in connection with the transactions contemplated herein by each Shareholder are being acquired by him or her solely for such Shareholder's own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution or fractionalization thereof. No Shareholder has any agreement or other arrangement, formal or informal, with any person to sell, transfer, pledge or subject to any lien any part of any such securities being acquired or which would guarantee such Shareholder any profit or protect such Shareholder against any loss with respect to such securities and no Shareholder has any plans to enter into any such agreement or arrangement. Each Shareholder understands that he must bear the economic risk of the investment for an indefinite period of time because the securities of Buyer have not been registered under the Securities Act of 1933 (the "Securities Act"), or any applicable state securities laws and, therefore, cannot be resold or otherwise transferred unless subsequently registered under the Securities Act and any applicable state securities laws (which Buyer is not obligated to do), or an exemption from such registration is available. Each Shareholder further understands that the exemption under Rule 144 under the Securities Act may be unavailable because of the conditions and limitations of such rule.

     (b) Each Shareholder has had access to all information concerning all matters such Shareholder considers material with respect to the securities of Buyer.

     (c) Each Shareholder was solicited to acquire the securities of Buyer privately and directly in connection with the transactions contemplated hereby, and did not become aware of, or obtain information regarding, the purchase of such shares as a result of (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, (b) any seminar or meeting attended by such Shareholder and other potential investors, or (c) any other form of general solicitation or general advertising.

     (d) Each Shareholder is an "Accredited Investor," as defined in Regulation D promulgated pursuant to the Securities Act and will be an Accredited Investor at the time he acquires any securities of Buyer in connection with the transactions contemplated herein.

     5.4. Accuracy of Warranties.  No representation or warranty by any
          ----------------------
Shareholder in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller and the Shareholders as follows:

     6.1.  Organization and Qualification. Buyer is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Illinois.

     6.2.  Authorization.  Buyer has all requisite corporate power and
           -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors' rights generally.

     6.3.  No Conflict or Violation. None of Buyer's execution, delivery or
           ------------------------
performance of this Agreement, consummation of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (a) violate or conflict with any provision of the Amended and Restated Articles of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon any of the assets of Buyer under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation (i) to which Buyer is a party or (ii) by which Buyer's assets are bound or (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award, except in the case of (b) and (c), for such violations, conflicts, breaches, defaults, terminations, accelerations or encumbrances as are not reasonably likely to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

     6.4.  Governmental Consents.  No consent or approval of, notice to, or
           ---------------------
filing with any governmental authority is required to be made by Buyer in order to permit Buyer to purchase the Assets from Seller.

     6.5.  Brokers. There are no claims for brokerage commissions, finder's fees
           -------
or similar compensation arising out of due to any act of Buyer in connection with the transactions contemplated by this Agreement.

     6.6.  Litigation. To Buyer's best knowledge, there is no Action pending or
           ----------
threatened that seeks to delay, limit or enjoin the transactions contemplated by this Agreement.

                                  ARTICLE VII.
                           AGREEMENTS OF THE PARTIES
                           -------------------------

     The Parties agree as follows:

     7.1.  General. In case at any time after the Closing any further action is
           -------
necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article X hereof).

     7.2.  Litigation Support.  In the event and for so long as any Party
           ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available, if applicable, its personnel at reasonable times and upon reasonable notice, and provide such testimony and access to its books and records, if applicable, as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article X hereof).

     7.3.  Covenant Not to Compete. For a period of three (3) years from and
           -----------------------
after the Closing Date, neither Seller nor any Shareholder will engage directly or indirectly, whether as a stockholder, partner, member, joint venturer, advisor, consultant or independent contractor, in the business of marketing or providing within the continental United States (i) prescription or medication management products or services, including, without limitation, prepackaged prescription products or services, point of care pharmacy dispensing systems, mail service pharmacy products or services, or pharmaceuticals or pharmaceutical delivery systems, or (ii) goods or services over the Internet to healthcare professionals; provided, however, that no owner of less than 1% of the
               --------  -------
outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of such corporation's businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.3 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.4.  Bulk Transfer Laws. The Parties agree to waive compliance with the
           ------------------
requirements of any applicable bulk sales law provisions of the uniform commercial codes of the states in which the Assets are situated or which may otherwise be applicable to the transactions contemplated hereby.

     7.5.  Tax Matters.
           -----------

     (a) Seller will be responsible for the preparation and filing of all Tax returns for Seller for all periods ending on or before the Closing Date. Seller will make all payments required with respect to any such Tax return; provided,
                                                                     --------
however, that Buyer will reimburse Seller concurrently therewith to the extent
-------
any payment Seller is making relates to the operations of the Business for any period beginning after the Closing Date.

     (b) Buyer will be responsible for the preparation and filing of all Tax returns for all activities of the Business for all periods beginning after the Closing Date. Buyer will make all payments required with respect to any such Tax return; provided, however, that Seller will reimburse Buyer concurrently
        --------  -------
therewith to the extent any payment Buyer is making relates to the operations of the Business for any period ending on or before the Closing Date.

     (c) In the case of any real or personal property or other ad valorem Tax imposed on the Assets for a Tax period that includes, but does not end on, the Closing Date, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period. Seller shall be responsible for any such Tax relating to the portion of such Tax period ending on the Closing Date, and Buyer shall be responsible for any such tax relating to the portion of such Tax period beginning after the Closing Date.

                                 ARTICLE VIII.
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     The obligations of Seller and the Shareholders to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Seller and the Shareholders:

     8.1.  Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) at and as of the date of this Agreement and at and as of the Closing Date, and Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date. Buyer shall have delivered to Seller and the Shareholders a certificate dated the Closing Date to such effect.

     8.2.  No Proceedings. No Action by any governmental authority or other
           --------------
person shall have been instituted which prevents the consummation of the transactions contemplated hereby.

     8.3.  Governmental Approvals. Seller shall have received all
           ----------------------
authorizations, consents, and approvals of governments and governmental agencies described on Schedule 4.11.
             -------------

     8.4.  Closing Documents. Buyer shall have made the deliveries to Seller
           -----------------
described in Section 3.2(b).

                                  ARTICLE IX.
                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

     9.1.  Representations, Warranties and Covenants. All representations and
           -----------------------------------------
warranties of Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects (except those representations and warranties which are qualified by materiality, which shall be true and correct in all respects) at and as of the date of this Agreement and at and as of the Closing Date, and Seller and the Shareholders shall have performed and satisfied all agreements and covenants required hereby to be performed by each of them prior to or on the Closing Date. Seller and each Shareholder shall have delivered to Buyer a certificate dated the Closing Date to such effect.

     9.2.  No Proceedings or Litigation.  No Action by any governmental
           ----------------------------
authority or other person shall have been instituted which prevents the consummation of the transactions contemplated hereby.

     9.3.  Approvals. Seller shall have received all authorizations, consents,
           ---------
and approvals of governments and governmental agencies and other third parties described on Schedule 4.11.
             -------------

     9.4.  Closing Documents. Seller shall have made the deliveries to Buyers
           -----------------
described in Section 3.2(a).

     9.5.  Material Adverse Effect. Seller shall not have suffered a Material
           -----------------------
Adverse Effect.

     9.6.  Acceptance of Employment. Each of Joseph Carey and Stanley Crane
           ------------------------
shall have accepted employment with Buyer on terms and conditions acceptable to Buyer in its sole discretion.

                                   ARTICLE X.
                                INDEMNIFICATION
                                ---------------

     10.1. Survival of Representations. All of the representations and
           ---------------------------
warranties of the Parties contained herein shall survive the Closing and continue in full force and effect for one (1) year thereafter, provided,
                                                               --------
however, that the representations and warranties contained in Sections 4.1, 4.2
-------
and 4.3 (as to title only) shall survive forever thereafter.

     10.2. Indemnifications.
           ----------------

     (a)   By the Seller.  Until the Closing, Seller and the Shareholders,
           -------------
jointly and severally, and after the Closing, the Shareholders, jointly and severally, shall indemnify, save and hold harmless Buyer and its shareholders, officers, directors, employees, subsidiaries, representatives, agents and Affiliates (collectively "Related Parties"), from and against any and all costs, losses, Taxes, liabilities, obligations, damages, lawsuits, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation reasonable attorneys' fees and all amounts reasonably paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), suffered by Buyer or its Related Parties and caused by (i) any breach of any representation or warranty made by Seller or a Shareholder in this Agreement (each representation and warranty being read for this purpose without regard to any "materiality"; "Material Adverse Effect", "in any material respect" or similar exception or qualifier contained in any such representation or warranty); (ii) any breach of any covenant or agreement made by Seller or a Shareholder in this Agreement; or (iii) any Liability (including without limitation any liability imposed upon Buyer as a result of the parties' failure to comply with any bulk sales or similar law), provided, however, that the
                                               --------  -------
Shareholders shall have no indemnification obligation under (A) Section 10.2(a)(i) with respect to any claim brought after the first anniversary of the Closing Date, and

(B) Section 10.2(a)(ii) and (iii) with respect to any claim brought after the second anniversary of the Closing Date.

     (b)   By Buyer. Buyer shall indemnify and save and hold harmless Seller,
           --------
the Shareholders and their respective Related Parties from and against any and all Damages suffered by any of them and caused by (i) any breach of any representation or warranty made by Buyer in this Agreement; or (ii) any breach of any covenant or agreement made by Buyer in this Agreement.

     (c)   Defense of Claims.  If a claim for Damages (a "Claim") is to be
           -----------------
made by a Party entitled to indemnification hereunder (the "Indemnified Party") against the other Party (the "Indemnifying Party"), the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. If any lawsuit or enforcement action is filed against an Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same (unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing) and
(iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party (such consent not to be unreasonably withheld) unless the proposed settlement involves only the payment of money damages by the Indemnifying Party. If the Indemnifying Party fails to assume the defense of such claim within thirty (30) calendar days after receipt of the Claim Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such
                                                    --------  -------
Claim shall not be compromised or settled without the written consent of the Indemnifying Party, (such consent not to be unreasonably withheld), unless the proposed settlement involves only the payment of money damages by the Indemnifying Party. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

     (d)   Certain Benefits.  The amount of any indemnification payable under
           ----------------
this Article X shall be net of any net insurance proceeds actually paid to the Indemnified Party under any policy or policies of insurance covering the loss giving rise to the claim. The Indemnified Party will use reasonable efforts to collect any such insurance and will account to the Indemnifying Party therefor. The Parties agree to respond within a reasonable time to any inquiry by any other Party as to the status of any such insurance payment. All indemnification payments pursuant to this Article X shall be deemed adjustments to the Purchase Price and, therefore, also to the aggregate principal amount of the Promissory
Note in accordance with the terms thereof.

     (e)   Buyer's Right of Offset.  Buyer shall have the right to offset any
           -----------------------
unpaid indemnification obligations of Seller or any Shareholder hereunder against any amount due to Seller pursuant to this Agreement or the Promissory Note.

                                  ARTICLE XI.
                             TERMINATION; REMEDIES
                             ---------------------

     11.1. Termination. At any time before the Closing, this Agreement may be
           -----------
terminated (i) by written consent of the Parties; (ii) by either Buyer, on the one hand, or Seller and the Shareholders, on the other hand, if there has been a material misrepresentation, a material breach of warranty, any breach of any representation or warranty qualified as to materiality, or a material breach of covenant by the other; or (iii) by either Buyer, on the one hand, or Seller and the Shareholders, on the other hand, if the Closing does not occur on or before June 30, 1999 (or such later date as the Parties shall agree), unless the failure of the Closing to occur by such date shall be due to the action or failure to act of the Party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement.

     11.2. Effect of Termination.  In the event of the termination of this
           ---------------------
Agreement pursuant to Section 11.1, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no further force or effect, and no Party hereto (or any of its Affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder (except for any liability of any Party for breach of this Agreement); provided, however, that the provisions of Section
                           --------  -------
12.6 (Expenses) shall survive any such termination.

                                  ARTICLE XII.
                                 MISCELLANEOUS
                                 -------------

     12.1. Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any Party without the prior written consent of the other Parties, provided, however, that Buyer may assign its
                              --------  -------
rights hereunder to an Affiliate of Buyer without consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and except as provided in Article X, no other person shall have any right, benefit or obligation under this Agreement as a third-party beneficiary or otherwise.

     12.2. Notices. All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Buyer,
      addressed to:                     Allscripts, Inc.
                                        2401 Commerce Drive
                                        Libertyville, Illinois 60048
                                        Attention:  J. Gregory Cull
                                        Fax No.:  847-680-1384

     With a copy to:                    Gardner, Carton & Douglas
                                        321 North Clark Street
                                        Suite 2900
                                        Chicago, Illinois 60610
                                        Attention:  Joseph H. Greenberg
                                        Fax No.:  312-644-3381

     If to Seller,
      addressed to:                     Shopping@Home, Inc.
                                        c/o Allscripts, Inc.
                                        2401 Commerce Drive
                                        Libertyville, IL 60048
                                        Attention:  Joe Carey
                                        Fax No.:  847-680-3721


     If to a Shareholder,
      addressed to (as applicable):     Glen Tullman
                                        1226 Colgate
                                        Wilmette, IL 60091

                                        Lee Shapiro
                                        5163 Chesterham Terrace
                                        San Diego, CA 92103

                                        Stanley Crane
                                        333 Simpson
                                        Lake Bluff, IL 60044

                                        Joe Carey
                                        2636 Oak Avenue
                                        Northbrook, IL 60062

or to such other place and with such other copies as a Party may designate as to itself by written notice to the others.

     12.3. Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of Illinois (without reference to the choice of law provisions of Illinois law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     12.4.  Entire Agreement; Amendments and Waivers.  This Agreement, together
            ----------------------------------------
with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     12.5.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.6.  Expenses.  Except as otherwise specified in this Agreement, each
            --------
Party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such Party in preparation for carrying this Agreement into effect.

     12.7.  Invalidity.  In the event that any one or more of the provisions
            ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.8.  Publicity.  No Party will issue any press release or make any other
            ---------
public statement relating to the transactions contemplated hereby unless (i) agreed to by the Parties, or (ii) required by law, regulation, court order or the rules of any applicable stock exchange or the Nasdaq Stock Market or of any applicable regulatory authority and any such release or statement shall be subject to prior review by Buyer and Seller.

     12.9.  Knowledge.  The phrase "to the Seller's knowledge", or words of
            ---------
comparable import, shall include facts or circumstances within the actual personal knowledge, after reasonable inquiry, of any Shareholder.

     12.10. Joint Drafting.  Each Party has participated in the negotiation and
            --------------
drafting of this Agreement and the other agreements and documents to be executed by the Parties in connection herewith. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other agreements and documents to be executed by the Parties in connection herewith shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement and the other agreements and documents to be executed by the Parties in connection herewith.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                             BUYER:


                                             ALLSCRIPTS, INC.


                                             By:   /s/ David B. Mullen
                                                   -----------------------------
                                             Name: David B. Mullen
                                                   -----------------------------
                                             Its:  President
                                                   -----------------------------


                                             SELLER:

                                             SHOPPING@HOME, INC.


                                             By:   /s/ Lee Shapiro
                                                   -----------------------------
                                             Name: Lee Shapiro
                                                   -----------------------------
                                             Its:  CEO
                                                   -----------------------------


                                             SHAREHOLDERS:

                                                     /s/ Stanley A. Crane
                                             -----------------------------------
                                             Name:   Stanley A. Crane
                                                     ---------------------------


                                                     /s/ Joseph E. Carey
                                             -----------------------------------
                                             Name:   Joseph E. Carey
                                                     ---------------------------


                                                     /s/ Glen E. Tullman
                                             -----------------------------------
                                             Name:   Glen E. Tullman
                                                     ---------------------------


                                                     /s/ Lee Shapiro
                                             -----------------------------------
                                             Name:   Lee Shapiro
                                                     ---------------------------